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                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements and Post-Effective Amendments of our report dated January 24, 2000, with respect to the consolidated financial statements and schedule of Brush Wellman, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999:

      Registration Statement Number 333-63351 on Form S-8 dated September 14, 1998;

      Registration Statement Number 333-63353 on Form S-8 dated September 14, 1998;

      Registration Statement Number 333-63355 on Form S-8 dated September 14, 1998;

      Registration Statement Number 333-63357 on Form S-8 dated September 14, 1998;

      Registration Statement Number 333-52141 on Form S-8 dated May 5, 1998;

      Registration Statement Number 33-28605 on Form S-8 dated May 5, 1989;

      Registration Statement Number 2-90724 on Form S-8 dated April 27, 1984;

      Post-Effective Amendment Number 3 to Registration Statement Number 2-64080 on Form S-8 dated April 22, 1983.


/s/ ERNST & YOUNG LLP

Cleveland, Ohio
March 29, 2000